Exhibit 99.1

U.S. Department of Justice Clears WestRock’s Acquisition of KapStone

ATLANTA, Ga., and NORTHBROOK, Ill. — October 30, 2018 — WestRock Company (“WestRock”) (NYSE: WRK) and KapStone Paper and Packaging Corporation (“KapStone”) (NYSE: KS) today announced that the U.S. Department of Justice has cleared WestRock’s pending acquisition of KapStone through Whiskey Holdco, Inc. (“Holdco”).

As this was the last antitrust approval required to complete the pending acquisition, WestRock and KapStone expect the pending acquisition to close on November 2, 2018, subject to customary closing conditions.  As a result of the acquisition, among other things, Holdco will become the ultimate parent of WestRock, KapStone and their respective subsidiaries.

Assuming the acquisition closes as expected, former KapStone stockholders will have the right to receive, with respect to each share of KapStone common stock they hold, either $35.00 in cash or, if they made and did not revoke a valid election in respect thereof by the election deadline at 5:00 p.m. New York City time on September 5, 2018, 0.4981 shares of Holdco common stock and cash in lieu of fractional shares.  WestRock expects that shares of KapStone common stock will cease trading on the New York Stock Exchange prior to market open on November 5, 2018.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements in this communication about WestRock’s and KapStone’s expectations, beliefs, plans or forecasts, including statements regarding WestRock’s expectation that the pending acquisition will close on November 2, 2018 and that shares of KapStone common stock will cease trading on the New York Stock Exchange prior to market open on November 5, 2018, that are not historical facts are forward-looking statements. These statements are typically identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “prospects,” “potential” and “forecast,” and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock and KapStone caution readers that a forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in forward-looking statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction. Additional information and other factors are contained in WestRock’s and KapStone’s filings with the Securities and Exchange Commission (“SEC”). Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements made by WestRock or KapStone, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date of this communication, and WestRock and KapStone undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date, except as required by applicable law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction among Holdco, WestRock and KapStone. In connection with the proposed transaction, Holdco has filed with the SEC a registration statement on Form S-4 that includes a prospectus of Holdco and a proxy statement of KapStone (which registration statement was declared effective on August 1, 2018). The definitive proxy statement was mailed to KapStone stockholders on or about August 2, 2018. Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents filed or to be filed with the SEC by Holdco, WestRock or KapStone, including the definitive proxy statement/prospectus, because they contain or will contain important information about the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at http://www.sec.gov.

No Offer or Solicitation

This communication is neither an offer to sell, nor a solicitation of an offer to buy, any securities, nor the solicitation of any vote or approval in any jurisdiction pursuant to, or in connection with, the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 45,000 team members support customers around the world from more than 300 operating and business locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

About KapStone

Headquartered in Northbrook, Illinois, KapStone is a leading North American producer of containerboard, unbleached kraft paper and corrugated products, and a provider of packaging and logistics solutions.  KapStone operates four paper mills, 22 converting facilities, and more than 60 distribution centers located in North America. The business employs approximately 6,400 people.

WestRock

Investors:

James Armstrong, 470-328-6327

Vice President - Investor Relations

james.armstrong@westrock.com

John Stakel, 678-291-7901

Senior Vice President - Treasurer

john.stakel@westrock.com

Media:

John Pensec, 470-328-6397

Director, Corporate Communications

mediainquiries@westrock.com

KapStone

Andrea K. Tarbox, 847-239-8800

Executive Vice President and Chief Financial Officer